Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Sunshine Biopharma Inc. on Form S-1, of our report dated March 31, 2023, on the financial statements of Sunshine Biopharma Inc. for the years ended December 31, 2022 and 2021.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ B.F. Borger CPA PC

Certified Public Accountants

Denver, Colorado

February 1, 2024